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                                                                     EXHIBIT 4.5


                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

            AMENDMENT, dated as of July 22, 1999 (this "Amendment"), among Safeway Inc. (successor to Safeway Stores Holdings Corporation), a Delaware corporation (the "Company"), KKR Partners II, L.P., a Delaware limited partnership ("KKR Partners"), SSI Associates, L.P., a Delaware limited partnership ("SSI Associates"), Dart/SSI Associates, L.P., a Delaware limited partnership ("Dart/SSI"), SSI Equity Associates, L.P., a Delaware limited partnership ("SSI Equity"), KKR Associates, a New York limited partnership ("KKR Associates"), SSI Partners, L.P., a Delaware limited partnership ("SSI Partners"), and RFM Acquisition LLC, a Delaware limited liability company ("RFM").

                              W I T N E S S E T H:

            WHEREAS, the Company, KKR Partners, SSI Associates, Dart/SSI, SSI Equity, KKR Associates and SSI Partners are party to a Registration Rights Agreement, dated as of November 25, 1986 (as amended, supplemented and modified to date, the "Registration Rights Agreement");

            WHEREAS, pursuant to the Registration Rights Agreement, the Company has granted certain registration rights to the stockholders party thereto;

            WHEREAS, contemporaneously with the execution and delivery of this Amendment, the Company, SI Merger Sub, Inc., a Texas corporation ("Merger Sub"), and Randall's Food Markets, Inc., a Texas corporation, are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement");

            WHEREAS, pursuant to the Merger Agreement, RFM will receive shares of common stock, par value $.01 per share, of the Company (such shares, the "New Shares");

            WHEREAS, contemporaneously with the execution and delivery of this Amendment and as a condition to entering into the Merger Agreement, RFM has agreed to enter into a Voting Agreement (the "Voting Agreement") with the Company and Merger Sub, dated as of the date hereof; and

            WHEREAS, in consideration for RFM entering into the Voting Agreement, the Company has agreed to enter into this Amendment to grant to RFM registration rights with respect to the New Shares.
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            NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

                              SECTION I. AMENDMENTS

            1.1 Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Registration Rights Agreement are used herein as defined therein.

            1.2 Amendment to Section 2 (Definitions).

            (a) Section 2 of the Registration Rights Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order:

            Randall's Merger Agreement - that certain Agreement and Plan of Merger, dated as of July 22, 1999, among the Company, SI Merger Sub, Inc. and Randall's Food Markets, Inc.

            (b) Section 2 of the Registration Rights Agreement is hereby amended by deleting therefrom the definition of the following defined term in its entirety and inserting in lieu thereof the following new definition in the appropriate alphabetical order:

            Registrable Securities - Any Common Stock issued or issuable (a) pursuant to, or acquired upon exercise of Warrants issued or issuable pursuant to, a Purchase Agreement, any Common Stock which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification, and any Warrants issued or issuable pursuant to a Purchase Agreement; provided such Warrants are sold to the underwriters pursuant to an agreement which requires such underwriters to exercise the Warrants and to include the Common Stock acquired thereby in the registered public offering or (b) to RFM Acquisition LLC in connection with the merger pursuant to the Randall's Merger Agreement. As to any particular Registrable Securities, once issued such Securities shall cease to be Registrable Securities when
      (i) a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iv) they shall have ceased to be outstanding.

            1.3 Amendment to Section 4. Subsection 4(c) of the Registration Rights Agreement is hereby amended by deleting from the second line thereof "six
(6)" and inserting in lieu thereof: "eight (8)".

                          SECTION II. OTHER AGREEMENTS

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            2.1 Agreement to be Bound. RFM hereby agrees to be bound by the provisions of the Registration Rights Agreement applicable to a Holder.

            2.2 Acknowledgment of the Company. The Company hereby acknowledges and agrees that, pursuant to this Amendment and the Registration Rights Agreement as amended hereby, RFM shall be a Holder (as defined in the Registration Rights Agreement) and entitled to all rights of a Holder under the Registration Rights Agreement.

                           SECTION III. MISCELLANEOUS

            3.1 Conditions to Effectiveness of Amendment. This Amendment shall become effective upon the Effective Time (as defined in the Merger Agreement).

            3.2 Successors and Assigns; Participations and Assignments. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            3.3 Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            3.4 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            3.5 Integration. This Amendment represents the agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the parties hereto relative to the subject matter hereof and thereof not expressly set forth or referred to herein.

            3.6 Continuing Effect; No Other Amendments. Except as expressly amended hereby, all of the terms and provisions of the Registration Rights Agreement are and shall remain in full force and effect. The amendments provided for herein are limited to the specific subsections of the Registration Rights Agreement specified herein and shall not constitute a consent, amendment or waiver of, or an indication of the willingness of the parties thereto to consent to, amend or waive, any other provisions of the Registration Rights Agreement or the same subsections for any other date or time period (whether or not such other provisions or compliance with such subsections for another date or time period are affected by the circumstances addressed in this Amendment).

            3.7 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF
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THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                    SAFEWAY INC.

                                    (successor to Safeway Stores Holdings
                                    Corporation)

                                    By:  /s/ MICHAEL C. ROSS
                                       -----------------------------------------
                                       Name:  Michael C. Ross
                                       Title: Senior Vice President and
                                              Secretary

                                    KKR PARTNERS II, L.P.
                                    By:  KKR Associates,
                                         the General Partner

                                    By:  /s/ JAMES H. GREENE, JR.
                                       -----------------------------------------
                                       Name:  James H. Greene, Jr.
                                       Title: General Partner


                                    SSI ASSOCIATES, L.P.
                                    By:  KKR Associates,
                                         the General Partner


                                    By:  /s/ JAMES H. GREENE, JR.
                                       -----------------------------------------
                                       Name:  James H. Greene, Jr.
                                       Title: General Partner
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DART/SSI ASSOCIATES, L.P.

By:  SSI Associates, L.P. and
     KKR Partners II, L.P.,
     the General Partners
By:  KKR Associates,
     the General Partner

By:  /s/ JAMES H. GREENE, JR.
    -----------------------------------
    Name:  James H. Greene, Jr.
    Title: General Partner




SSI EQUITY ASSOCIATES, L.P.
By:  SSI Partners, L.P.,
     the General Partner

By:  /s/ JAMES H. GREENE, JR.
    -----------------------------------
    Name:  James H. Greene, Jr.
    Title: Authorized Signatory


SSI PARTNERS, L.P.

By:  /s/ JAMES H. GREENE, JR.
    -----------------------------------
    Name:  James H. Greene, Jr.
    Title: Authorized Signatory

RFM ACQUISITION LLC

By:  /s/ JAMES H. GREENE, JR.
    -----------------------------------
    Name:  James H. Greene, Jr.
    Title: President